Exhibit 10.3

Execution Version

INTELLECTUAL PROPERTY SECURITY AGREEMENT

This Intellectual Property Security Agreement is entered into as of September 15, 2015, is between Ranbaxy, Inc. (the “Secured Party”) and InSite Vision Incorporated, a Delaware corporation (the “Grantor”).

RECITALS

A. Pursuant to the Secured Note dated as of September 15, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Note”), between the Grantor and Ranbaxy, Inc., the Secured Party will extend credit to the Grantor from time to time as described therein. Capitalized terms used herein are used as defined in the Security Agreement dated as of September 15, 2015 (the “Security Agreement”), between the Grantor and the Secured Party unless otherwise noted. To secure its obligations under the Note and any other Collateral Documents, the Grantor desires to grant to the Secured Party, a security interest in certain copyrights, trademarks, patents and patent applications.

B. Pursuant to the terms of the Security Agreement, the Grantor has granted to the Secured Party a security interest in all of the Grantor’s right, title and interest, whether presently existing or hereafter acquired, in, to and under all of the Collateral.

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, and intending to be legally bound, as collateral security for the prompt and complete payment when due of its obligations under the Note, the Grantor hereby represents, warrants, covenants and agrees as follows:

AGREEMENT

To secure its obligations under the Note, the Grantor grants and pledges to the Secured Party a security interest in all of the Grantor’s right, title and interest in, to and under its Intellectual Property Collateral, including without limitation those copyrights, patents and patent applications, and trademarks listed on Exhibits A, B and C hereto, and including without limitation all proceeds thereof (such as, by way of example but not by way of limitation, license royalties and proceeds of infringement suits), the right to sue for past, present and future infringements, all rights corresponding thereto throughout the world and all re-issues, divisions continuations, renewals, extensions and continuations-in-part thereof.

This security interest is granted in conjunction with the security interest granted to the Secured Party under the Security Agreement. The rights and remedies of Secured Party with respect to the security interest granted hereby are in addition to those set forth in the Security Agreement, the Note and other Collateral Documents, and those which are now or hereafter available to the Secured Party as a matter of law or equity. Each right, power and remedy of Secured Party provided for herein or in the Security Agreement, the other Collateral Documents or the Note, or now or hereafter existing at law or in equity, shall be cumulative and concurrent and shall be in addition to every right, power or remedy provided for herein and the exercise by Secured Party of any one or more of the rights, powers or remedies provided for in this Intellectual Property Security Agreement, the Security Agreement, the Note or other Collateral Documents, or now or hereafter existing at law or in equity, shall not preclude the simultaneous or later exercise by any person of any or all other rights, powers or remedies. This Intellectual Property Security Agreement shall constitute a Collateral Document as defined under the Security Agreement.

IN WITNESS WHEREOF, the parties have caused this Intellectual Property Security Agreement to be duly executed by its officers thereunto duly authorized as of the first date written above.

GRANTOR: InSite Vision Incorporated

Address of Grantor:	INSITE VISION INCORPORATED

InSite Vision Incorporated	By:	/s/ Timothy M. Ruane
965 Atlantic Avenue
Alameda, California 94501 Attention: Timothy M. Ruane	Name:	Timothy M. Ruane
	Title:	Chief Executive Officer

[SIGNATURE PAGE TO IP SECURITY AGREEMENT]

RANBAXY, INC.

SECURED PARTY: Ranbaxy, Inc.

Address of Secured Party:

Sun Pharmaceutical Industries Limited
Acme Plaza	By:	/s/ Kal Sundaram
Andheri Kurla Road, Andheri (East)
Mumbai, Maharashtra	Name:	Kal Sundaram
India, 400059
Facsimile: +91 22 6645 5685	Title:	Chief Executive Officer & President
Attention: Mr. Uday Baldota
Email: uday.baldota@sunpharma.com

With copies to:

Shearman & Sterling LLP
599 Lexington Avenue
New York, NY 10022
Facsimile: (646) 848-5261
Attention: Patrick Flanagan
Email: pat.flanagan@shearman.com

[Signature Page to IP Security Agreement]